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                            ASSET PURCHASE AGREEMENT

                                  By and Among

                             AQUA CARE SYSTEMS, INC.

                                       and

                          DURAMETER PUMP COMPANY, INC.

                                       and

                              HASKEL HOLDINGS INC.

                                       and

                           HASKEL INTERNATIONAL, INC.

                          Dated as of December 27, 2000

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                                TABLE OF CONTENTS

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ARTICLE I
         DEFINITIONS; INTERPRETATION..............................................................................1
         Section 1.1       Certain Defined Terms..................................................................1
         Section 1.2       Interpretation.........................................................................4
         Section 1.3       Accounting Terms.......................................................................4
         Section 1.4       Business Days..........................................................................4

ARTICLE II
         ACQUISITION OF THE ASSETS
         AND ASSUMPTION OF THE ASSUMED LIABILITIES................................................................5
         Section 2.1       Purchase of the Assets.................................................................5
         Section 2.2       Excluded Assets........................................................................6
         Section 2.3       Assumed Liabilities....................................................................8
         Section 2.4       Liabilities Not Assumed................................................................8

ARTICLE III
         PAYMENT OF PURCHASE PRICE...............................................................................10
         Section 3.1       Purchase Price of Assets..............................................................10
         Section 3.2       Earnout Payments......................................................................10
         Section 3.3       Allocation............................................................................11

ARTICLE IV
         CLOSING.................................................................................................11
         Section 4.1       Closing...............................................................................11
         Section 4.2       Closing Costs.........................................................................11
         Section 4.3       Prorations............................................................................11

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER.....................................................12
         Section 5.1       Representations and Warranties Concerning Parent......................................12
         Section 5.2       Representations and Warranties Concerning Seller......................................13

ARTICLE VI
         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................22
         Section 6.1       Organization of Buyer.................................................................22
         Section 6.2       Authorization; Validity and Execution of Agreement....................................22
         Section 6.3       Noncontravention; Consents............................................................22
         Section 6.4       Brokers' Fees.........................................................................23
         Section 6.5       Financial Statements..................................................................23
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                                        i

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ARTICLE VII
         CONDITIONS TO PARENT AND SELLER'S OBLIGATIONS...........................................................24
         Section 7.1       Representations, Warranties and Covenants.............................................24
         Section 7.2       Consents and Approvals................................................................24
         Section 7.3       No Injunction.........................................................................24
         Section 7.4       Payments..............................................................................24
         Section 7.5       Documents to be Delivered by Buyer....................................................24

ARTICLE VIII
         CONDITIONS TO BUYER'S OBLIGATIONS.......................................................................25
         Section 8.1       Representations, Warranties and Covenants.............................................25
         Section 8.2       Consents and Approvals................................................................25
         Section 8.3       No Injunction.........................................................................25
         Section 8.4       Documents to be Delivered by Parent and Seller........................................25

ARTICLE IX
         POST-CLOSING COVENANTS..................................................................................26
         Section 9.1       Further Assurances....................................................................26
         Section 9.2       Tax Matters...........................................................................26
         Section 9.3       Confidentiality.......................................................................26
         Section 9.4       Non-Competition; Non-Interference; Non-Solicitation...................................27
         Section 9.5       Other Agreements and Approvals........................................................29
         Section 9.6       No Assignment Causing Breach..........................................................30
         Section 9.7       Access to Information and Records.....................................................30
         Section 9.8       Seller's Employees....................................................................30

ARTICLE X
         INDEMNIFICATION.........................................................................................31
         Section 10.1      Survival, Representations and Warranties..............................................31
         Section 10.2      Indemnification Obligation of Parent and Seller.......................................31
         Section 10.3      Indemnification Obligation of Buyer...................................................32
         Section 10.4      Indemnification Procedures............................................................33
         Section 10.5      Limitation of Liability; Effect of Disclosure on the Disclosure Schedule..............34
         Section 10.6      Payment...............................................................................35
         Section 10.7      Adjustment to Indemnities.............................................................35

ARTICLE XI
         MISCELLANEOUS...........................................................................................36
         Section 11.1      Assignment............................................................................36
         Section 11.2      Notices...............................................................................36
         Section 11.3      Choice of Law.........................................................................37
         Section 11.4      Entire Agreement; Amendments and Waivers..............................................37
         Section 11.5      Counterparts..........................................................................37
         Section 11.6      Invalidity............................................................................37
         Section 11.7      Headings..............................................................................38
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                                       ii

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         Section 11.8      Expenses..............................................................................38
         Section 11.9      Specific Performance..................................................................38
         Section 11.10     Waiver of Jury Trial..................................................................38
         Section 11.11     No Strict Construction................................................................38
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                                    Exhibits

Exhibit A         -        Purchase Price Allocation
Exhibit B         -        Year End Financial Statements
Exhibit C         -        Interim Financial Statements
Exhibit D         -        Buyer's Audited Financial Statements
Exhibit E         -        Buyer's Interim Financial Statements
Exhibit F         -        Form of Transition Services Agreement
Exhibit G         -        Form of Assignment and Assumption Agreement
Exhibit H         -        Form of Bill of Sale
Exhibit I         -        Form of Opinion of Seller's Counsel

                                       iii

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                               Disclosure Schedule

Section 2.2(g)           -     Excluded Contracts
Section 2.3              -     Personal Property Leases, Business Contracts and
                               Business Licenses
Section 3.2(b)(iii)      -     Seller's Products
Section 5.1(c)           -     Parent's Consents and Approvals
Section 5.2(a)           -     Incorporation and Foreign Qualifications
Section 5.2(c)           -     Seller's Consents and Approvals
Section 5.2(k)           -     Intangible Property
Section 5.2(l)           -     Tangible Assets
Section 5.2(q)           -     Product Warranty Provisions
Section 5.2(r)           -     Employees
Section 5.2(u)           -     Substantial Customers and Suppliers
Section 5.2(w)           -     Insurance

                                    Schedules

Schedule 6.3             -     Buyer's Consents and Approvals

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT ("Agreement"), dated as of December 27, 2000 by and among AQUA CARE SYSTEMS, INC. ("Parent"), DURAMETER PUMP COMPANY, INC. (the "Seller"), HASKEL HOLDINGS INC. and HASKEL INTERNATIONAL, INC. (the "Buyer"). Parent, Seller and Buyer are referred to collectively herein as the "Parties."

         WHEREAS, Parent owns all of the outstanding shares of common stock of Seller.

         WHEREAS, Seller is engaged in the business of the design, engineering, manufacturing, assembly, sales, marketing, distribution and service of chemical injection pumps, other pumps and related parts (the "Business").

         WHEREAS, Seller wishes to sell, and Buyer wishes to purchase, the Assets (as hereinafter defined) subject to the assumption by Buyer of certain specified liabilities of Seller consisting of the Assumed Liabilities (as hereinafter defined) upon the terms and conditions hereinafter set forth.

         WHEREAS, capitalized terms used herein which are otherwise not defined shall have the meanings set forth in Section 1.1 hereof.

         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                           DEFINITIONS; INTERPRETATION

         Section 1.1 Certain Defined Terms. As used herein, the terms below shall have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

         "Affiliated Group" means any affiliated group within the meaning of
Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Contract" means any agreement, contract, evidence of Indebtedness, lease, sublease, license, sublicense, mortgage, indenture, security agreement or other arrangement (whether written or oral).

         "Disclosure Schedule" means the disclosure schedule delivered by Parent and Seller to the Buyer on the date hereof. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

         "Employee Benefit Plans" shall mean all Employee Pension Benefit Plans and Employee Welfare Benefit Plans.

         "Employee Pension Benefit Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA.

         "Employee Welfare Benefit Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions now or hereafter in effect having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any entity which is or has ever been treated as a single employer with Seller for purposes of Section 414 of the Code.

         "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Agreement, as applied by Seller (to the extent consistent with such principles) on a consistent basis in accordance with past custom and practice.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "Income Taxes" shall mean taxes measured by or with reference to net income imposed by any federal, state, local or foreign governmental taxing authority, including additions to tax and penalties related to such taxes, and interest on such taxes and on such additions to tax and penalties.

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         "Indebtedness" of any Person means all obligations of such Person (i)
for borrowed money (including principal, interest, overdrafts, penalties, premiums, fees, expenses, indemnities and breakage costs), (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

         "Knowledge" means any fact or information which is actually known or reasonably should be known by any officer or director of Parent or Seller, and each of Norman Hoskin, George Overmeyer, Donelle Capriotti, Larry Korczykowski and Terry Metzger, after due inquiry and investigation.

         "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Lien" shall mean any claim, lien, pledge, option, charge, security interest, mortgage, right-of-way, restriction, encumbrance or other right of any third party.

         "Losses" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

         "Multiemployer Plan" shall mean any "multiemployer plan," as defined in
Section 3(37) of ERISA.

         "Ordinary Course of Business" means the ordinary course of business consistent with Seller's past custom and practice (including with respect to quantity, quality and frequency).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Person" means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a Governmental or Regulatory Authority.

         "Proprietary Rights" shall mean all (i) patents, patent applications, patent disclosure and inventions (whether patentable or unpatentable and whether or not reduced to practice), (ii) trademarks, service marks, trade dress, trade names, corporate names and Internet domain names and uniform resource locators ("URLs") and registration and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights, copyrightable works and industrial designs, and registrations and applications for registration thereof, (iv) computer software, data bases and documentation, and
(v) trade secrets and other confidential information (including ideas, formulae and compositions), know-how, processes, techniques, research and development information, drawings, specifications, designs, plans, proposals, data, financial, business and marketing plans and customer and supplier lists and information.

         "Security Interest" shall mean any Lien, other than (a) mechanic's, materialmen's, and similar liens, (b) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which adequate reserves have been established on the Interim Financial Statements, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, and (d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Subsidiary" means any Person whose (a) securities having ordinary voting power to elect a majority of its board of directors or managing or general partners (or other persons having similar functions) or (b) other ownership interests (including partnership and membership interests) ordinarily constituting a majority interest in the capital, profits or cash flow of such Person, are at the time, directly or indirectly, owned or controlled by another Person, or by one or more other Subsidiaries of such other Person, or by such other Person and one or more of its other Subsidiaries.

         "Tax" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and any amounts payable pursuant to the determination or settlement of an audit.

         "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         Section 1.2 Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word "including" means "including, but not limited to"; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iv) words importing the singular shall also include the plural, and vice versa.

         Section 1.3 Accounting Terms. Each accounting term used herein shall have the meaning that is applied thereto in accordance with GAAP.

         Section 1.4 Business Days. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon any day which is not a business day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding business day.

                                   ARTICLE II
                            ACQUISITION OF THE ASSETS
                    AND ASSUMPTION OF THE ASSUMED LIABILITIES

         Section 2.1 Purchase of the Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Seller agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, all of the right, title and interest of Seller in and to all of the assets, properties and rights owned or used by Seller as of the Closing Date of every type and description, wherever located and whether or not reflected on the books and records of Seller, in each case free and clear of any Liens, excluding those assets, properties and rights which are specifically excluded pursuant to Section 2.2 (the "Assets"). The Assets include, without limitation, all of the right, title and interest of Seller in or to the following:

                  (a) Inventory. All inventories or raw materials, work-in-process, finished goods, merchandise, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto wherever held, including any of the foregoing purchased subject to any conditional sales or tide retention agreement in favor of any other Person, together with all rights of Seller against suppliers of such inventories (the "Inventory");

                  (b) Accounts Receivable. All trade accounts receivable and other rights to receive payments, including any rights of Seller with respect to vendor rebate programs, any third party collection proceedings or any other action, suit, proceeding or arbitration which has been commenced in connection therewith (the "Accounts Receivable");

                  (c) Tangible Personal Property. All furniture, fixtures, equipment, machinery, motor vehicles, and other tangible personal property used or held for use at the locations at which the Business is conducted or at suppliers' premises or customers' premises, or otherwise used or held for use by Seller, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (the "Tangible Personal Property");

                  (d) Personal Property Leases. (i) The leases or subleases of tangible personal property as to which Seller is the lessor or sublessor and (ii) all leases of tangible personal property as to which Seller is the lessee or sublessee, together with any options to purchase or sell the underlying property (the leases and subleases described in subclauses (i) and (ii), the "Personal Property Leases");

                  (e) Business Contracts. In addition to the Personal Property Leases and the Accounts Receivable separately described above, all other Contracts and all purchase orders from customers of Seller relating to the Business which Seller has accepted in the Ordinary Course of Business, but excluding any and all employment, severance or collective bargaining agreements, any similar Contracts and any Contract maintained pursuant to or in connection with any Employee Benefit Plan (the "Business Contracts");

                  (f) Intangible Property. All Proprietary Rights owned, used or held for use by Seller (including Seller's goodwill therein), along with all rights, privileges, and all options, income, royalties, damages and payments due or payable at the Closing or thereafter (including damages and payments for past and future infringements or misappropriation thereof), the right to sue and recover for past infringement or misappropriation thereof, and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any of the foregoing (the "Seller Proprietary Rights");

                  (g) Licenses. All Licenses (including applications therefor) (the "Business Licenses");

                  (h) Security Deposits. All security deposits deposited by or on behalf of Seller as lessee or sublessee under the Personal Property Leases;

                  (i) Balance Sheet Assets. Those assets, properties and rights of Seller reflected on the November 30, 2000 balance sheet included in the Financial Statements (as hereinafter defined) relating to or used or held for use in connection with the Business or otherwise referred to in this Agreement or the Disclosure Schedule, subject to changes in the Ordinary Course of Business through the Closing Date;

                  (j) Books and Records. Copies of all books and records relating to Seller or its assets or properties, provided that Seller shall have the right to retain the originals of any such books and records ; and

                  (k) Warranties. All rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products sold to or services provided to Seller, or affecting the property, machinery or equipment used or usable by Seller or relating to any property leased pursuant to the Personal Property Leases.

         Section 2.2 Excluded Assets. Any provision of this Agreement to the contrary notwithstanding, Buyer shall not acquire shall not acquire and there shall be excluded from the Assets, Seller's interest in each of the following (the "Excluded Assets"):

                  (a) Cash. All cash on hand or in bank, cash equivalents, marketable and non-marketable securities and other investments, all rights in any funds of any nature, bank and security accounts, safe deposit boxes and vaults and insurance policies, wherever maintained or held.

                  (b) Books and Corporate Seal. The minute books, stock transfer books and corporate seal of Seller;

                  (c) Seller Real Property and Seller Improvements. Any real property owned by Seller or any of its Affiliates, together with all easements, licenses, interests and all of the rights and interests arising out of the ownership thereof or appurtenant thereto (the "Seller Real Property"), together with all buildings, structures, facilities, fixtures and other improvements located thereon or otherwise owned by Seller or any of its Affiliates pursuant to any Seller Real Property Lease (as hereinafter defined) or otherwise (the "Seller Improvements") and all options to purchase any real property that are not set forth in any Seller Real Property Lease;

                  (d) Seller Real Property Leases. (i) The leases, subleases or other occupancy Contracts of real property and/or the buildings, structures, facilities, fixtures and other improvements located on such real property or elsewhere with respect to which Seller or any of its Affiliates is the lessor or sublessor and all easements, licenses, interests and rights arising out of the ownership of such leasehold estates or appurtenant thereto, and (ii) the leases, subleases or other occupancy Contracts of real property and/or the buildings, structures, facilities, fixtures and other improvements located on such real property or elsewhere with respect to which Seller or any of its Affiliates is the lessee or sublessee, and all easements, licenses, interests and rights arising out of the ownership of such leasehold estates or appurtenant thereto, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the leases, subleases, appurtenances and interests related thereto described in subsections (i) and (ii) are referred to herein as the "Seller Real Property Leases" and all such leased real property, improvements and appurtenances shall be collectively referred to as the "Seller Leased Real Property");

                  (e) Property Plans. All site plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, appraisals, feasibility studies, environmental studies and other plans and studies of any kind if existing and in the possession or subject to the control of Seller relating to the Seller Real Property, the Seller Leased Real Property or the Seller Improvements (collectively, "Property Plans");

                  (f) Security Deposits. All security deposits deposited by or on behalf of Seller as lessee or sublessee under the Seller Real Property Leases;

                  (g) Excluded Contracts. Any Contract which is not a Business Contract, Business License or Personal Property Lease including each of the Contracts set forth in Section 2.2(g) of the Disclosure Schedule;

                  (h) Taxes. Any rights to credits, refunds or offsets with respect to any Taxes or estimated Taxes relating to the Assets or the Business which Seller is required to pay hereunder;

                  (i) Employee Benefits. All assets relating to any Employee Benefit Plan;

                  (j) Insurance Policies and Proceeds. All rights of Seller under any insurance policies maintained by Seller on the Assets or the Business, together with any proceeds for any pending claims or rebates and refunds on premiums; and

                  (k) Other Matters. All rights of Seller under this Agreement and any documents or other papers delivered to Seller by Buyer pursuant to this Agreement (including the proceeds of the Purchase Price payable in accordance with Article III).

         Section 2.3 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, Buyer agrees that, at the Closing, Buyer shall assume and thereafter pay, perform or discharge when due or required to be performed, as the case may be, the following liabilities or obligations of Seller (the "Assumed Liabilities"):

                  (a) Obligations Under Personal Property Leases. All liabilities or obligations of Seller under the Personal Property Leases set forth in Section 2.3 of the Disclosure Schedule arising and to be performed on or after the Closing Date; and

                  (b) Obligations Under Business Contracts and Business Licenses. All liabilities or obligations of Seller under the Business Contracts, and the Business Licenses, set forth in Section 2.3 of the Disclosure Schedule arising and to be performed on or after the Closing Date.

In the event of any claim against Buyer with respect to any of the Assumed Liabilities hereunder, Buyer shall have, and Seller hereby assigns to Buyer, any defense, counterclaim, or right of set-off which would have been available to Seller if such claim had been asserted against Seller.

         Section 2.4 Liabilities Not Assumed. Any provision of this Agreement to the contrary notwithstanding (and without implication that Buyer is assuming any liability or obligation not expressly excluded and, where applicable, without implication that any of the following have been included in the Assumed Liabilities), except as specifically set forth in Section 2.3 above, Seller shall retain and discharge all its liabilities or obligations arising or alleged to arise from, relating to, in connection with or resulting from the ownership of the Assets by Parent, Seller or any other prior owner of any of the Assets and each of their respective predecessors and Affiliates or the operation of the Business by Parent, Seller, any other prior operator of the Business and each of their respective predecessors and Affiliates, whether arising prior to, on or after the Closing Date (the "Excluded Liabilities"), including, but not limited to, the following:

                  (a) any liabilities or obligations for Taxes;

                  (b) any liabilities or obligations of Parent, Seller or any of their Affiliates to any current or former officer, director, employee, shareholder, agent, advisor, representative or Affiliate of Parent, Seller or any of their Affiliates or any current or former officer, director, employee, shareholder, agent, advisor, representative or Affiliate of any of the foregoing;

                  (c) any liabilities or obligations arising out of or in connection with any Employee Benefit Plan or any other employee benefit plan, program or arrangement at any time maintained or contributed to by Seller or any ERISA Affiliate or with respect to which Seller or any ERISA Affiliate has any liability or potential liability;

                  (d) any liabilities or obligations for severance benefits for employees of Parent, Seller or any of their Affiliates whose employment with Parent, Seller or any of their Affiliates is terminated on, prior to or after the Closing Date, or accrued vacation, sick pay or other accrued employee benefits;

                  (e) any liabilities or obligations under or relating to any plant closing or employee layoff activities by Parent, Seller or any of their Affiliates that violate or require notification pursuant to, the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation;

                  (f) any liabilities or obligations (whether asserted before or after Closing Date) for any breach of a representation, warranty, or covenant, or for any claim for indemnification, contained in any Personal Property Lease, Business Contract or Business License agreed to be performed pursuant hereto by Buyer, to the extent that such breach or claim arises out of or by virtue of Seller's performance or nonperformance thereunder prior to the Closing Date, it being understood that, as between the parties hereto, this subsection shall apply notwithstanding any provision which may be contained in any form of consent to the assignment of any such Personal Property Lease, Business Contract or Business License which by its terms, imposes such liabilities upon Buyer and which assignment is accepted by Buyer notwithstanding the presence of such a provision, and that Seller's failure to discharge any such liability shall entitle Buyer to indemnification in accordance with the provisions of Article X (Buyer shall provide notice to Seller of any claim against Buyer for any liability or obligation described in this Section 2.4(f));

                  (g) any liabilities or obligations with respect to any products or merchandise of the Business sold prior to the Closing Date (including product warranty liabilities); it being understood and agreed that any such liability or obligation asserted after the Closing Date arising out of the sale of any product sold by Parent, Seller or any of their Affiliates prior to the Closing Date shall be considered to be a claim against or a liability or obligation of Seller and therefore not assumed hereunder by Buyer;

                  (h) any liabilities or obligation relating to or arising out of any Environmental, Health and Safety Requirements;

                  (i) any liabilities or obligations relating to the Excluded Assets including any Contract which is not a Personal Property Lease, Business Contract or Business License; and

                  (j) without limitation by the specific enumeration of the foregoing, any liabilities or obligations not expressly assumed by Buyer pursuant to the provisions of Section 2.3.

The assumption by Buyer of the Assumed Liabilities, and the transfer thereof by Seller, shall in no way expand the rights or remedies of any third party against Buyer or Seller or their respective officers, directors, employees, shareholders and advisors as compared to the rights and remedies which such third party would have had against such parties had Buyer not assumed such liabilities or obligations. Without limiting the generality of the preceding sentence, the assumption by Buyer of said liabilities or obligations shall not create any third party beneficiary rights. Seller shall pay and discharge when due, or contest in good faith, all of those liabilities or obligations of Seller which Buyer has not specifically agreed to assume pursuant to the provisions of Section 2.3.

                                   ARTICLE III
                            PAYMENT OF PURCHASE PRICE

         Section 3.1 Purchase Price of Assets.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, as consideration for the purchase of the Assets, Buyer shall pay to Seller, as provided in Section 3.1(b) and Section 3.2 below, an amount (the "Purchase Price") equal to the Initial Purchase Price Payment (as defined below) plus the Earnout Payments (as defined below).

                  (b) On the Closing Date, Buyer shall pay to Seller, by wire transfer of immediately available funds, an amount (the "Initial Purchase Price Payment") equal to $3,750,000.

         Section 3.2 Earnout Payments.

                  (a) In addition to the Initial Purchase Price Payment set forth in Section 3.1(b) above, Buyer shall pay to Seller earnout payments (each, an "Earnout Payment") based upon the achievement by Buyer of certain Net Sales (as defined below) of Seller's Products (as defined below) during each Earnout Period (as defined below), as follows:

                           (i) in the event the Net Sales during such Earnout
                  Period shall equal or exceed $2,250,000, the Earnout Payment for such Earnout Period shall be $125,000; or

                           (ii) in the event the Net Sales during such Earnout
                  Period shall be less than $2,250,000, the Earnout Payment for such Earnout Period shall be $0.

                  (b) For the purposes of this Section 3.2:

                           (i) "Net Sales" shall mean, for each Earnout Period,
                  the net sales by Buyer of Seller's Products during such Earnout Period, as determined from the books and records of Buyer.

                           (ii) "Earnout Period" shall mean each six-month
                  period ended June 30, 2001, September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002, September 30, 2002,
                  December 31, 2002 and March 31, 2003.

                           (iii) "Seller's Products" shall mean those products
                  set forth on Section 3.2(b)(iii) of the Disclosure Schedule, together with any product which is substantially the same as, and was derived directly from, any of the products set forth on Section 3.2(b)(iii) of the Disclosure Schedule.

                  (c) With respect to each Earnout Payment, Buyer shall pay to Seller, by wire transfer of immediately available funds, each such Earnout Payment (if any) within 30 days after the end of each such Earnout Period.

                  (d) Notwithstanding the foregoing, the aggregate amount of all Earnout Payments shall not exceed $1,000,000.

         Section 3.3 Allocation. Buyer and Seller shall each duly and timely complete and attach IRS Form 8594 to their respective federal Income Tax returns for their respective tax years in which the sale contemplated hereunder occurs with an allocation of the Purchase Price in accordance with Exhibit A (which shall be prepared jointly by Seller and Buyer in good faith prior to the Closing and attached to this Agreement at the Closing). Buyer and Seller shall adhere to such allocation for all Tax and financial accounting purposes.

                                   ARTICLE IV
                                     CLOSING

         Section 4.1 Closing. The Closing (the "Closing") of the sale and purchase of the Assets shall take place on the date of the execution of this Agreement (the "Closing Date"). The Closing shall take place at the offices of Kirkland & Ellis, in New York, New York, at a mutually agreeable time. The transaction shall be deemed to have occurred at 11:59 p.m. on the Closing Date.

         Section 4.2 Closing Costs. The Party responsible under applicable law shall pay any sales, excise, transfer, property or other Taxes with respect to the sale or transfer of the Assets and the assumption of the Assumed Liabilities. To the extent neither Party is responsible under applicable law, Buyer and Seller shall each pay one-half of any such Taxes.

         Section 4.3 Prorations. Seller shall pay at or prior to the Closing such amounts as may be necessary to release any Lien on any of the Assets existing prior to the Closing.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

         Section 5.1 Representations and Warranties Concerning Parent. Parent represents and warrants to Buyer that the statements contained in this Section
5.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 5.1).

                  (a) Organization. Parent is a corporation organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

                  (b) Authorization; Validity and Execution of Agreement. Parent has the full legal right, capacity and power and has all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Parent and no other corporate action on the part of Parent is required. This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

                  (c) Noncontravention; Consents. Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations under this Agreement and the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, or other restriction of any Governmental or Regulatory Authority to which Parent is subject;
         (ii) violate any provision of the charter or bylaws of Parent; or (iii) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or require any notice under any Contract or License to which Parent is a party or by which it is bound or to which any of its assets is subject (or result in the creation or imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement. Except as set forth in
         Section 5.1(c) of the Disclosure Schedule, Parent does not need to obtain any authorization, consent, or approval of, or make any declaration, filing or registration with, any Governmental or Regulatory Agency or any other Person in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  (d) Brokers' Fees. Parent does not have and will not have any liability or will not otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by or on behalf of Parent in connection with any of the transactions contemplated by this Agreement.

         Section 5.2 Representations and Warranties Concerning Seller. Parent and Seller, jointly and severally, represent and warrant to Buyer that the statements contained in this Section 5.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5.2).

                  (a) Organization and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, condition (financial or otherwise), operations, results of operations, or future prospects of Seller (a "Material Adverse Effect"). Section 5.2(a) of the Disclosure Schedule lists the jurisdiction of Seller's incorporation and each jurisdiction in which Seller is qualified to do business. Seller has full corporate power and authority to (i) own, lease and operate its properties and assets as they are now owned, leased and operated and (ii) carry on its business as now presently conducted and as proposed to be conducted. Seller has delivered to Buyer true and complete copies of the charter and bylaws of Seller as in effect on the date of this Agreement.

                  (b) Authorization; Validity and Execution of Agreement. Seller has the full legal right, capacity and power and has all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the shareholders and the board of directors of Seller and no other corporate action on the part of Seller is required. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                  (c) Noncontravention; Consents. Neither the execution and delivery of this Agreement nor the performance by Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, or other restriction of any Governmental or Regulatory Authority to which Seller is subject;
         (ii) violate any provision of the charter or bylaws of Seller; or (iii) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or require any notice under any Contract or License to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the creation or imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Except as set forth in Section 5.2(c) of the Disclosure Schedule, Seller does not need to obtain any authorization, consent, or approval of, or make any declaration, filing or registration with, any Governmental or Regulatory Agency or any other Person in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby including the sale of the Assets and the assignment of any Business Contract or Business License.

                  (d) Brokers' Fees. Seller does not have and will not have any liability or will not otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by or on behalf of Seller in connection with any of the transactions contemplated by this Agreement.

                  (e) Title to Assets; Sufficiency. Seller has good and marketable title to, or a valid leasehold interest in, the Assets free and clear of all Liens. The Assets, together with the property subject to the Personal Property Leases, constitute all of the assets necessary to conduct the business of Seller in accordance with past practices as of November 30, 2000 and as of the date hereof.

                  (f) Subsidiaries. Seller does not own, directly or indirectly, any capital stock of, or any other interest in, any other Person.

                  (g) Financial Statements.

                           (i) The unaudited balance sheets of Seller as of
                  December 31, 1999 and December 31, 1998 and the related audited consolidated statements of income for the years then ended, correct and complete copies of which are attached hereto as Exhibit B, have been prepared from the books and records of Seller and present fairly the financial position of Seller as of such dates and its results of operations for the years then ended, in each case, in accordance with GAAP consistently applied for the periods covered thereby, except for the absence of footnote disclosure generally required pursuant to GAAP(the "Year End Financial Statements").

                           (ii) The unaudited balance sheet of Seller as of
                  November 30, 2000 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income for the eleven-month period then ended, correct and complete copies of which are attached hereto as Exhibit C, have been prepared from the books and records of Seller and present fairly the financial position of Seller as of such date and its results of operations for such period, in each case, in accordance with GAAP consistently applied for the eleven-month period covered thereby, except for the absence of footnote disclosure generally required pursuant to GAAP(the "Interim Financial Statements" and, together with the Year End Financial Statements, the "Financial Statements").

                  (h) Events Subsequent to December 31, 1999. Since December 31, 1999, (i) there has been no material adverse change in the assets, properties, business, operations, income or condition (financial or otherwise) of Seller, nor is any such change threatened; except to the extent any such change results from or is attributable to changes generally affecting the industry in which Seller operates (provided that such changes do not affect Seller in a materially disproportionate manner) (ii) there have been no events or developments which, individually or together with other such events or developments, could reasonably be expected to result in a Material Adverse Effect except to the extent any such events or developments result from or are attributable to events or developments generally affecting the industry in which Seller operates (provided that such events or developments do not affect Seller in a materially disproportionate manner); and
         (iii) there have been no damages, destructions or losses, individually or in the aggregate, which could have a Material Adverse Effect, whether or not covered by insurance. Without limiting the generality of the foregoing, since December 31, 1999 Seller has not:

                           (i) sold, leased, transferred, or assigned any
                  material assets, tangible or intangible (including any Proprietary Rights), outside the Ordinary Course of Business;

                           (ii) (nor has any other party thereto) accelerated,
                  terminated, made material modifications to, or canceled any material Contract or License to which Seller is a party or by which Seller is bound;

                           (iii) operated the Seller's business other than in
                  the Ordinary Course of Business including engaged in any activity which has resulted in any acceleration or delay of the collection of its accounts or notes receivable or any delay in the payment of its accounts payable;

                           (iv) granted any license or sublicense of any
                  material rights under, allowed to lapse, disposed of or otherwise experienced any material adverse change with respect to any Proprietary Rights;

                           (v) experienced any material damage, destruction, or
                  loss (whether or not covered by insurance) to its assets or its properties;

                           (vi) made or been subject to any change in its
                  accounting practices, procedures or methods or in its cash management practices;

                           (vii) entered into any other transaction involving or
                  development affecting Seller outside the Ordinary Course of Business; or

                           (viii) committed to do any of the foregoing.

                  (i) Legal Compliance. Seller has materially complied and is in material compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, grievance, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed, commenced or, to the Knowledge of Seller, threatened against Seller alleging any failure so to comply.

                  (j) Tax Matters.

                           (i) There is no material dispute or claim concerning
                  any Tax liability of Seller either (A) claimed or raised by any authority in writing or (B) as to which Seller has Knowledge;

                           (ii) Seller has not waived any statute of limitations
                  in respect of Taxes or agreed to any extensions of time with respect to any Tax assessment or deficiency;

                           (iii) There are no Security Interests on any assets
                  or properties of Seller that arose in connection with any failure (or alleged failure) to pay any Tax;

                           (iv) No claim has been made with respect to any
                  taxable year of Seller for which the applicable statute of limitations has not yet expired by a taxing authority in a jurisdiction where Seller does not pay Taxes or file Tax Returns that Seller is or may be subject to Taxes assessed by such jurisdiction; and

                           (v) Seller is a United States person as defined in
                  Code Section 7701(a)(30).

                  (k) Intangible Property.

                           (i) Seller has not interfered with, infringed upon,
                  misappropriated, or violated any Proprietary Rights of any Person, Seller has no Knowledge of any facts that indicate a likelihood of any of the foregoing, and Seller has not ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any offers to license or demands that Seller refrain from using any Proprietary Rights of any Person). To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or violated any material Proprietary Rights of Seller, and Seller has no Knowledge of any facts that indicate a likelihood of the foregoing.

                           (ii) All of the Proprietary Rights owned or used by
                  Seller are valid and enforceable and, to the Knowledge of Seller, none of the Proprietary Rights owned or used by Seller has been misused. No claim by any Person contesting the validity, enforceability, use or ownership of any of the Proprietary Rights owned or used by Seller has been made, is currently outstanding or, to the Knowledge of Seller, is threatened, and there are no grounds for the same.

                           (iii) Section 5.2(k)(iii) of the Disclosure Schedule
                  identifies each patent or registration which has been issued to Seller with respect to any Proprietary Rights, identifies each pending patent application or application for registration which Seller has made with respect to any Proprietary Rights, and identifies each Contract or other permission which Seller has granted to any Person with respect to or that affects Seller's ability to use or disclose any Proprietary Rights (together with any exceptions) of Seller. The Seller has delivered to Buyer correct and complete copies of all such patents, registrations, applications, Contracts and permissions (as amended to date). Section 5.2(k)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by Seller.

                           (iv) Section 5.2(k)(iv) of the Disclosure Schedule
                  identifies each item of Proprietary Rights that any Person owns and that Seller uses pursuant to any Contract or other permission or that affects Seller's ability to use or disclose any Proprietary Rights of a third party (excluding software licensed pursuant to shrink-wrap agreements for a total cost of less than $10,000 in the aggregate). Seller has delivered to Buyer correct and complete copies of all such Contracts and permissions (as amended to date).

                           (v) With respect to each item of Proprietary Rights
                  required to be identified in Section 5.2(k)(iii) or Section 5.2(k)(iv) of the Disclosure Schedule:

                                    (A) the Contract or permission covering the
                           item is legal, valid, binding, enforceable, and in full force and effect;

                                    (B) no party to the Contract or permission
                           is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (C) no party to the Contract or permission
                           has repudiated any provision thereof; and

                                    (D) Seller has not granted any sublicense or
                           similar right with respect to the Contract or permission.

                           (vi) Seller owns or has a Contract to use all
                  Proprietary Rights necessary for the operation of its business as currently conducted. The Proprietary Rights owned or used by Seller are not subject to any Liens.

                  (l) Tangible Assets. The machinery, equipment, motor vehicles and other tangible assets (including the patterns described in Section 5.2(l) of the Disclosure Schedule) that Seller owns and leases, have been maintained in the Ordinary Course of Business and such tangible assets as are necessary for normal operation of business in the ordinary course (and, without limiting the foregoing, all such patterns) are free from defects (patent and latent), and are in good operating condition and repair (subject to normal wear and tear).
         Section 5.2(l) of the Disclosure Schedule is a complete list of all patterns used in the production of any Seller's Product and, in each case, sets forth the location of such pattern.

                  (m) Inventory.

                           (i) The Inventory of Seller consists of raw
                  materials, work in process, and finished goods, all of which
                  (A) is valued in the books and records and financial statements of the Seller on a lower-of-cost-or-market basis applying a first-in-first-out convention, and (B) is or was, prior to the sale thereof, in good condition, suitable and usable or salable (at not less than its book value determined in the manner described in clause (A) above) in the Ordinary Course of Business, subject only to the reserve for inventory write-down reflected on the Interim Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with past custom and practice.

                           (ii) Those items of Inventory that are obsolete (as
                  defined below) have an aggregate book value (determined in the manner described in clause (i)(A) above) that does not exceed $200,000. Those items of Inventory that are slow-moving (as defined below), including those items that are obsolete (as defined below), have an aggregate book value (determined in the manner described in clause (i)(A) above) that does not exceed $600,000. For purposes of this Section 5.2(m), items of Inventory are "obsolete" to the extent they exist in a quantity that is greater than 5 years' usage of items of that type, and items of Inventory are "slow-moving" to the extent they exist in a quantity that is greater than 4 years' usage of items of that type, in each case with "usage" determined by reference to quantities consumed or sold the period beginning on January 1, 2001, and ending on May 25, 2002.

                  (n) Contracts, Licenses and Personal Property Leases. Seller has delivered to Buyer a correct and complete copy of each written Business Contract, Business License and Personal Property Lease listed in Section 2.3 of the Disclosure Schedule and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 2.3 of the Disclosure Schedule. With respect to each such Business Contract, Business License and Personal Property Lease: (i) the Business Contract, Business License or Personal Property Lease was entered into in the Ordinary Course of Business; (ii) the Business Contract, Business License or Personal Property Lease is legal, valid, binding, enforceable, and in full force and effect and will continue to be so following the Closing; (iii) Seller is not and, to the Knowledge of Seller, no other party is, in breach or default, and, to the Knowledge of Seller, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Business Contract, Business License or Personal Property Lease; and (iv) no party has repudiated any provision of the Business Contract, Business License or Personal Property Lease. Except as set forth in Section 2.3 of the Disclosure Schedule, there are no Contracts with any Person to distribute the products manufactured or sold by Seller. Without limiting the foregoing, each order that is part of Seller's backlog is for the sale of Seller's Products at a price established in conformity with Seller's normal pricing policies.

                  (o) Accounts Receivable. All Accounts Receivable of Seller are reflected properly on its books and records (including the Interim Balance Sheet), are valid receivables subject to no setoffs or counterclaims, are, to the Knowledge of Seller, collectible, subject only to the reserve for bad debts set forth on the face of the Interim Balance Sheet (rather than in any notes thereto, if any), as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Seller.

                  (p) Litigation. Seller is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, settlement, claim or charge or (ii) a party, or, to the Knowledge of Seller, threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any Governmental or Regulatory Authority or before any arbitrator.

                  (q) Product Warranty. All of the products manufactured, sold, leased, or delivered by Seller have conformed with all applicable contractual commitments and all express and implied warranties, and Seller has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) (i) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Seller or (ii) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the date hereof in accordance with past custom and practice of Seller. All of the products manufactured, sold, leased, and delivered by Seller are subject to standard terms and conditions of sale or lease. Section 5.2(q) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for Seller (containing applicable guaranty, warranty, and indemnity provisions).

                  (r) Employees. Except as set forth in Section 5.2(r) of the Disclosure Schedule, Seller is not a party to or bound by any collective bargaining Contract, nor has Seller experienced any strike, work stoppage or claim of unfair labor practices, material grievance, or other collective bargaining dispute within the past three years. Seller has not committed any unfair labor practice. To the Knowledge of Seller, no organizational or decertification effort is presently being made or threatened by, on behalf of or against any labor union with respect to any employee of Seller. Seller has not engaged in any plant closing or employee layoff activities that would violate or require notification pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation. Seller has satisfied any notice or bargaining obligation it may have under any law or collective bargaining agreement to any employee representative with respect to the transactions contemplated by this Agreement. Except as set forth in Section 5.2(r) of the Disclosure Schedule, no employment or labor related claim has been brought during the last five years against Seller before any Governmental or Regulatory Authority and, to the Knowledge of Seller, no such claim has been threatened.

                  (s) Environmental, Health, and Safety Matters. To the Knowledge of Seller, with respect to the Business, the Assets, and the Real Property, has materially complied and is in material compliance with all Environmental, Health, and Safety Requirements, including all Licenses that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of the Real Property and the operation of the Business. To the Knowledge of Seller, Seller has not, with respect to the Business, the Assets, or the Real Property, received any notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) arising under Environmental, Health, and Safety Requirements. Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility, including the Real Property, is contaminated by any such substance) in a manner that has given rise to or would give rise to liabilities under Environmental, Health, and Safety Requirements, including any liability for response costs, corrective action costs, personal injury, property damage, natural resource damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA"). Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements. No facts, events or conditions relating to the Assets, the Real Property, or the past or present facilities, properties or operations of Seller or the Business or any predecessor or Affiliate of Seller would prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements. Seller has provided to Buyer copies of all material environmental reports, audits, assessments, and investigations, and any other material environmental documents, related to the Assets, the Real Property, or any past or present facilities, properties or operations of the Business, to the extent the forgoing are in the possession, custody, or control of Seller or Parent.

                  (t) Transaction With Affiliates. None of Seller's shareholders, directors, officers or employees nor any of their respective relatives or Affiliates is involved in any material business arrangement or relationship with Seller (whether written or oral), and none of Seller's shareholders, directors, officers or employees nor any of their respective relatives or Affiliates own any material property or right, tangible or intangible, which is used by Seller.

                  (u) Substantial Customers and Suppliers. Section 5.2(u) of the Disclosure Schedule lists the fifteen (15) largest customers of Seller on the basis of revenues for goods sold or services provided for (i) the 12-month period ended December 31, 1999 and (ii) the eleven-month period ended November 30, 2000. Section 5.2(u) of the Disclosure Schedule lists the fifteen (15) largest suppliers of Seller, on the basis of cost of goods or services purchased for (i) the 12-month period ended December 31, 1999 and (ii) the eleven-month period ended November 30, 2000. Except as set forth on Section 5.2(u) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, sales to, or provision of services to, Seller since December 31, 1999, or to the Knowledge of Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services since such date.

                  (v) Undisclosed Liabilities. Seller does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for (i) liabilities set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after November 30, 2000 in the Ordinary Course of Business, none of which is a liability resulting from, arising out of, relating to, in the nature of or caused by any breach of contract, breach of warranty, tort, infringement, claim or lawsuit.

                  (w) Insurance. Section 5.2(w) of the Disclosure Schedule sets forth each insurance policy (including policies providing property, casualty, liability, directors' and officers', and workers' compensation coverage and bond and surety arrangements) with respect to which Seller is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither Seller, nor to the Knowledge of Seller, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any material provision thereof.
         Section 5.2(w) of the Disclosure Schedule describes any material self-insurance arrangements affecting Seller. The insurance coverage provided by such policies will not terminate or lapse by reason of the transactions contemplated by this Agreement. Such insurance policies are placed with financially sound and reputable insurers and, in light of the respective business, operations, assets and properties of Seller, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such assets and properties. All known claims, if any, made against Seller that are covered by insurance have been disclosed to and accepted by the appropriate insurance companies and are being defended by such appropriate insurance companies and are described in Section 5.2(w) of the Disclosure Schedule and no claims have been denied coverage during the last three (3) years.

                  (x) Disclosure. The representations and warranties of Seller contained in this Agreement (including the Disclosure Schedule and any certificate or other writing provided to Buyer pursuant to any provision of this Agreement) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Parent and Seller as follows:

         Section 6.1 Organization of Buyer. Buyer is a corporation organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

         Section 6.2 Authorization; Validity and Execution of Agreement. Buyer has the full legal right, capacity and power and has all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Buyer and no other corporate action on the part of Buyer is required. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

         Section 6.3 Noncontravention; Consents. Neither the execution and delivery of this Agreement nor the performance by Buyer of its obligations under this Agreement and the consummation of the transactions contemplated hereby will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, or other restriction of any Governmental or Regulatory Authority to which Buyer is subject, which violation would have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby; (ii) violate any provision of the charter or bylaws of Buyer; or (iii) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or require any notice under any Contract or License to which Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the creation or imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 6.3, Buyer does not need to obtain any authorization, consent, or approval of, or make any declaration, filing or registration with, any Governmental or Regulatory Agency or any other Person in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         Section 6.4 Brokers' Fees. Buyer does not have and will not have any liability or will not otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by or on behalf of Buyer in connection with any of the transactions contemplated by this Agreement.

         Section 6.5 Financial Statements.

                  (a) The (i) audited balance sheet of Buyer as of May 29, 1999 and the related audited consolidated statement of income for the 36-day period then ended, including the footnotes thereto, and (ii) audited balance sheet of Buyer as of May 27, 2000 and the related audited consolidated statement of income for the 12-month period then ended, including the footnotes thereto, correct and complete copies of which are attached hereto as Exhibit D, have been prepared from the books and records of Buyer and present fairly the financial position of Buyer as of such dates and its results of operations for such periods, in each case, in accordance with GAAP consistently applied for the periods covered thereby (the "Buyer's Audited Financial Statements").

                  (b) The unaudited balance sheet of Buyer as of November 25, 2000 and the related unaudited consolidated statement of income for the six-month period then ended, correct and complete copies of which are attached hereto as Exhibit E, have been prepared from the books and records of Buyer and present fairly the financial position of Buyer as of such date and its results of operations for such period, in accordance with GAAP consistently applied for the six-month period covered thereby, except for the absence of footnote disclosure generally required pursuant to GAAP (the "Buyer's Interim Financial Statements" and, together with the Buyer Audited Financial Statements, the "Buyer's Financial Statements").

                                   ARTICLE VII
                  CONDITIONS TO PARENT AND SELLER'S OBLIGATIONS

         The obligation of Parent and Seller to enter into and complete the Closing as provided hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (all or any of which may be waived in whole or in part by Parent or Seller in its or their sole discretion):

         Section 7.1 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects, except for any such representations or warranties which are qualified by materiality or Material Adverse Effect which shall be true and correct in all respects, when made and on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

         Section 7.2 Consents and Approvals. All consents, permits, approvals and waivers from any Person (including any Governmental or Regulatory Authority) set forth on any Schedule hereto, and any other consent, permit or approval that may be required in connection with the performance by Buyer of its obligations under this Agreement or the consummation of the transactions contemplated hereunder shall have been obtained.

         Section 7.3 No Injunction. No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement.

         Section 7.4 Payments. Buyer shall have tendered the Initial Purchase Price Payment to Seller in accordance with Section 3.1(b).

         Section 7.5 Documents to be Delivered by Buyer. At the Closing, Buyer shall have delivered to Parent and Seller the following documents, in each case duly executed or otherwise in proper form:

                  (a) Compliance Certificate. A certificate signed by the president or any vice president of Buyer as to the matters set forth in
         Section 7.1.

                  (b) Consents and Approvals. Material consents, if any, of third parties necessary for the Buyer to execute, deliver and perform this Agreement.

                  (c) Transition Services Agreement. The Transition Services Agreement (the "Transition Services Agreement") in the form of Exhibit F attached hereto.

                  (d) Conveyancing Documents. The Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") in the form of Exhibit G attached hereto.

                  (e) Other Documents. All other documents, instruments or writings required to be delivered to Parent or Seller at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Parent or Seller may reasonably request.

                                  ARTICLE VIII
                        CONDITIONS TO BUYER'S OBLIGATIONS

         The obligations of Buyer to enter into and complete the Closing as provided hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer in its sole discretion):

         Section 8.1 Representations, Warranties and Covenants. All representations and warranties of Parent and Seller contained in this Agreement shall be true and correct in all material respects, except for any such representations or warranties which are qualified by materiality or Material Adverse Effect which shall be true and correct in all respects, when made and, except as contemplated by this Agreement, on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date, and Parent and Seller shall have performed all agreements and covenants required hereby to be performed by any of them prior to or at the Closing Date.

         Section 8.2 Consents and Approvals. All consents, permits, approvals and waivers from any Person (including any Governmental or Regulatory Authority) set forth on any Section of the Disclosure Schedule, and any other consent, permit or approval that may be required in connection with the performance by Parent and Seller of their obligations under this Agreement or the consummation of the transactions contemplated hereunder shall have been obtained.

         Section 8.3 No Injunction. No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement.

         Section 8.4 Documents to be Delivered by Parent and Seller. At the Closing, Parent and Seller shall have delivered to Buyer the following documents, in each case duly executed or otherwise in proper form:

                  (a) Parent Compliance Certificate. A certificate signed by the president or any vice president of Parent as to the matters set forth in Section 8.1.

                  (b) Seller Compliance Certificate. A certificate signed by the chief executive officer or any vice president of Seller as to the matters set forth in Section 8.1.

                  (c) Consents and Approvals. Consents, if any, of any Persons necessary for each of Parent and Seller to execute, deliver and perform this Agreement and the transaction contemplated hereby.

                  (d) Releases. Fully executed UCC-3 Termination Statements and other terminations and/or releases necessary to terminate or release all Security Interests in, and Liens on, any of the Assets (other than in respect of Taxes not yet due and payable).

                  (e) Transition Services Agreement. The Transition Services Agreement.

                  (f) Conveyancing Documents. The Assignment and Assumption Agreement and the Bill of Sale (the "Bill of Sale") in the form of Exhibit H attached hereto.

                  (g) Opinion of Counsel. A written opinion of Wallace, Bauman, Legon, Fodiman, Ponce & Shannon, P. A., counsel to Seller, dated as of the Closing Date, addressed to Buyer, substantially in the form of
         Exhibit I attached hereto.

                  (h) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

                                   ARTICLE IX
                             POST-CLOSING COVENANTS

         Section 9.1 Further Assurances. On and after the Closing Date, Parent, Seller and Buyer will take all appropriate action and execute (or cause to be executed) all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

         Section 9.2 Tax Matters. Parent and Seller shall be responsible for the payment of any Taxes (including Taxes payable as a result of the disallowance of any deduction) that may be imposed on Seller. Buyer shall be responsible for the payment of any Taxes (including Taxes payable as a result of the disallowance of any deduction) that may be imposed on Buyer.

         Section 9.3 Confidentiality. Parent and Seller will and will cause each of their respective employees, officers, directors, agents and advisors (collectively, "Representatives") to, treat and hold as such all of the Confidential Seller Information (as defined below), refrain from using any of the Confidential Seller Information except in connection with this Agreement, and deliver to Buyer at Closing or upon the termination of the Transition Services Agreement (to the extent retaining such information is necessary for Seller to perform its obligations under the Transition Services Agreement), all tangible embodiments (and all copies) of the Confidential Seller Information which are in their possession. In the event that either Parent, Seller or any of their Representatives is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Seller Information, Parent, Seller or such Representative, as applicable, will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 9.3. If, in the absence of a protective order or the receipt of a waiver hereunder, either Parent, Seller or any of their Representatives is, on the advice of counsel, compelled to disclose any Confidential Seller Information to any tribunal, as applicable, or else stand liable for contempt, Parent, Seller or such Representative, as applicable, may disclose the Confidential Seller Information to the tribunal; provided, that Parent, Seller or such Representative shall use its best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Seller Information required to be disclosed as Buyer shall designate.

         Section 9.4 Non-Competition; Non-Interference; Non-Solicitation. As a significant inducement to Buyer to enter into and perform its obligations under this Agreement, each of Parent and Seller hereby agrees as follows:

                  (a) Covenant Against Competition. Each of Parent and Seller acknowledge that (i) the principal business of Seller is the Business;
         (ii) Seller is one of a limited number of Persons who have developed the Business; (iii) the Business is, in part, national and international in scope; (iv) Parent's ownership of Seller has given and will continue to give Parent access to the confidential and business affairs and proprietary information of Seller not readily available to the public (including Seller's technology, methods of doing business and supplier and customer information) (collectively, "Confidential Seller Information"); (v) such information is the property of Seller and that the continued success of Seller depends in large part on keeping this information from becoming known to its competitors; (vi) the agreements and covenants of each of Parent and Seller contained in this Section 9.4 are essential to the business and goodwill of Buyer and Seller; and Buyer would not have entered into this Agreement and purchased the Assets but for the covenants and agreements set forth in this Section 9.4. Accordingly, each of Parent and Seller covenants and agrees that:

                           (i) During the period commencing on the Closing Date
                  and ending 5 years following the Closing Date (the "Restricted Period"), neither Parent, Seller or any of their Subsidiaries or Affiliates (but excluding any individual who is not employed by any of the foregoing) (each, a "Restricted Person") shall (A) directly or indirectly, own, operate, manage, control, participate in, consult with, advise, permit its or his name to be used by, provide services for, lease, or in any manner engage in (including by its or himself, in association with any Person, or through any Person) any business that manufactures or sells any products or provides any services which may be used as substitutes for or are otherwise in competition with any products or services in the Business or the business of Buyer anywhere in the United States or in any other place where Buyer, Seller, or their respective Subsidiaries conduct business, as such businesses exist or are proposed as of the Closing Date or logical extensions thereof (collectively, "Covered Activities"); or (B) become interested in any such Person which engages in any Covered Activities as a partner, shareholder, principal, agent, consultant or in any other relationship or capacity; provided, however, that notwithstanding the above, a Restricted Person may own, directly or indirectly, solely as an investment, securities of any such Person which are traded on any national securities exchange or NASDAQ if the Covered Person is not a controlling person of, or a member of a group which controls, such Person, does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person and has no active participation in the business of such Person.

                           (ii) At all times after the date hereof, each
                  Restricted Person shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, all Confidential Seller Information including information with respect to (i) prospective facilities, (ii) sales figures, (iii) profit or loss figures, and (iv) customers, clients, suppliers, sources of supply and customer lists and shall not disclose such Confidential Seller Information to anyone outside of Buyer except with the express written consent of the Buyer and except for Confidential Company Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of a Restricted Person. The Restricted Person shall deliver to Buyer on the Closing Date, or upon the termination of the Transition Services Agreement (to the extent retaining such information is necessary for Seller to perform its obligations under the Transition Services Agreement), all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Seller Information, Work Product (as defined below) or the Business which it may then possess or have under its control.

                           (iii) During the Restricted Period, each Restricted
                  Person shall not, without the prior written consent of the Buyer, directly or indirectly, (i) induce or attempt to induce any employee of Buyer to leave the employ of Buyer, employ any employee of Buyer or in any other way interfere with the relationship between Buyer and any employee of Buyer, (ii) hire any person within two years of the last day such person was an employee of Buyer or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Buyer to cease doing business with Buyer, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Buyer (including making any disparaging statements or communications about Buyer).

                           (iv) All inventions, innovations, improvements,
                  developments, methods, designs, analyses, drawings, reports, characters, props, molds and all similar or related information (whether or not patentable) which relate to the Business or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by an employee of, or a consultant to, Seller (collectively, "Work Product") belong to Buyer. Each Restricted Person shall promptly disclose such Work Product to the Buyer and perform all actions requested by the Buyer (whether on or after the Closing Date) to establish and confirm such ownership (including assignments, consents, powers of attorney and other instruments).

                           (v) (A) the covenants set forth in Section 9.4(a) are
                  reasonable in geographical and temporal scope and in all other respects, (B) Buyer would not have entered into this Agreement but for the covenants of each Restricted Person contained herein, and (C) the covenants contained herein have been made in order to induce Buyer to enter into this Agreement and purchase the Assets from which Seller will receive substantial benefit.

                           (vi) If, at the time of enforcement of the covenants
                  contained in Section 9.4 (a)(i), a court shall hold that the duration, scope or area restrictions stated therein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

                  (b) Rights and Remedies upon Breach. If a Restricted Person breaches, or threatens to commit a breach of, any of the provisions of
         Section 9.4(a) (the "Restrictive Covenants"), Buyer shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law upon the availability of such remedies), each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer under law or in equity:

                           (i) The right and remedy to have the Restrictive
                  Covenants specifically enforced (without posting bond) by any court having equity jurisdiction, including the right to an entry against the Restricted Person of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that the Restricted Person has, and has had, access to Confidential Seller Information and Work Product and that any breach or threatened breach of the Restrictive Covenants will cause irreparable injury to Buyer and that money damages will not provide an adequate remedy to Buyer.

                           (ii) The right and remedy to require the Restricted
                  Person to account for and pay over to Buyer all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by it as the result of any transactions constituting a breach of the Restrictive Covenants, and the Restricted Person shall account for and pay over such Benefits to Buyer.

                           (iii) In the event of an alleged breach or violation
                  by the Restricted Person of Section 9.4(a), the Restricted Period shall be tolled during the period of such breach until such breach or violation has been duly cured.

         Section 9.5 Other Agreements and Approvals. Parent, Seller and Buyer shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including taking all commercially reasonable actions required to obtain all consents, approvals, waivers and agreements of, and to give all notices and make all other registrations or filings with, any Person (including Governmental or Regulatory Authorities) necessary to authorize, approve or permit the full and complete sale, conveyance, assignment, transfer and delivery of the Assets to Buyer free and clear of all Liens and the continuance in full force and effect of the Business Contracts, Business Licenses and Personal Property Leases set forth in the Disclosure Schedule.

         Section 9.6 No Assignment Causing Breach. Notwithstanding anything in this Agreement, neither this Agreement nor any document or instrument delivered pursuant hereto shall constitute an assignment of any claim, Contract, Business License, Business Contract, lease, commitment, sales order or purchase order of any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof without the consent of any other Person would constitute a breach thereof or in any way adversely affect the rights to be assigned. Until such consent is obtained, or if an attempted assignment thereunder would be ineffective or would affect the rights of Seller thereunder so that Buyer, would not in fact receive all such rights, Seller on the one hand, and Buyer, on the other hand, will cooperate with each other to provide for the benefits of, and to permit Buyer to assume all liabilities under, any such Asset or Assumed Liability including enforcement at the request and expense of Buyer for the benefit of Buyer any and all rights of Seller against any Person thereto arising out of the breach or cancellation thereof by such Person; and any transfer or assignment to Buyer by Seller of any property or property rights or any Contract which shall require the consent or approval of any Person shall be made subject to such consent or approval being obtained.

         Section 9.7 Access to Information and Records. After the Closing, each of Parent, Seller and Buyer shall provide to the other and its representatives the opportunity, upon reasonable request and notice, to examine and make copies of any documents and records relating to the Assets and the conduct of the Business prior to the Closing Date which may be in its custody and to consult with its employees, accountants and other representatives in connection with any bona fide business purpose including the preparation of tax returns and financial statements and/or any audits with respect thereto. For a period of five (5) years after the date hereof, neither party shall dispose of any records relating primarily to the Business in its custody unless it has first given the other party at least thirty (30) days prior written notice of its intention to do so and afforded the other party the opportunity to take possession of or copy such records prior to their disposition.

         Section 9.8 Seller's Employees. Seller shall provide all notices required by law or Contract to employees and their collective bargaining representatives, if any, relating to the effects and impact of the transactions contemplated by this Agreement, and shall satisfy any bargaining obligations that may exist or arise. Nothing in this Agreement shall require Buyer to offer employment to or employ any of Seller's employees, nor to assume any Seller collective bargaining Contract.

         Section 9.9 Bulk Sale and Other Tax Filings. Parent, Seller and Buyer hereby waive compliance with all bulk sales or other laws for the protection of creditors in connection with the transactions contemplated by this Agreement.

         Section 9.10 Access to Books and Records; Buyer's Financial Statements; Confidentiality. For a period from the Closing Date through September 30, 2003, Buyer shall provide Seller and its Representatives reasonable access to those books and records of Buyer related to the Business to be conducted by Buyer following the Closing Date which are necessary to enable Seller to confirm the Net Sales as determined by Buyer pursuant to Section 3.2(b). Seller and its Representatives hereby agree to treat the Buyer's Financial Statements and any information made available by Buyer to Seller pursuant to this Section 9.10 in the same manner as the Confidential Seller Information pursuant to Section 9.3 hereof; provided, however, the information provided pursuant to this Section
9.10 shall be delivered to Buyer immediately upon completion of Seller's review of the same.

                                    ARTICLE X
                                 INDEMNIFICATION

         Section 10.1 Survival, Representations and Warranties. The representations and warranties provided for in this Agreement shall survive the Closing Date. The provisions of this Section 10.1 shall not limit any covenant or agreement of the parties hereto which, by its terms, contemplates performance after the Closing Date. The indemnification provisions contained in this Article X are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party hereto may have for any breach of any representation, warranty, or covenant. The covenants and agreements in this
Article X shall survive until such time as any claim for indemnification is finally settled in accordance with the terms hereof.

         Section 10.2 Indemnification Obligation of Parent and Seller.

                  (a) Parent and Seller, jointly and severally, agree to indemnify Buyer and its Affiliates, stockholders, officers, directors, employees, agents, representatives and successors and assigns (collectively, the "Buyer Indemnitees") in respect of, and save and hold each Buyer Indemnitee harmless against and pay on behalf of or reimburse each Buyer Indemnitee as and when incurred, any Losses which any Buyer Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of, without duplication:

                           (i) any facts or circumstances which constitute a
                  misrepresentation or breach by Parent or Seller of any representation or warranty set forth in this Agreement (including any section of the Disclosure Schedule), or in any certificate delivered by Parent or Seller pursuant to this Agreement, in each case determined without regard for any materiality qualifier contained in such representation and warranty;

                           (ii) any non-fulfillment or breach of any covenant or
                  agreement of Seller or Parent set forth in this Agreement;

                           (iii) Any liability or obligation with respect to the
                  Business, the Assets, or the Real Property relating to or arising out of any Environmental, Health and Safety Requirements resulting from facts, events or conditions existing or occurring on or prior to the Closing Date or resulting from the actions or operations of Parent, Seller or their Affiliates;

                           (iv) Any liability or obligation relating to or
                  arising out of the failure of Parent and Seller to make any required filings under all applicable state sales tax bulk sales notification statutes and regulations and any applicable state tax statutes, in connection with the sale of the Assets to Buyer;

                           (v) any Excluded Liability; or

                           (vi) any facts or circumstances which constitute a
                  misrepresentation or breach by Parent or Seller of any representation or warranty set forth in the Transition Services Agreement or any non-fulfillment or breach of any covenant or agreement of Parent or Seller set forth in the Transition Services Agreement.

                  (b) Notwithstanding the foregoing, neither Parent nor Seller shall be required to indemnify the Buyer Indemnitees in respect of any Losses any Buyer Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of any of the occurrences referred to in
         Section 10.2(a)(i) above unless the aggregate of all such Losses exceeds $50,000; provided, that in such event, Parent and Seller shall be responsible for the amount of all such Losses, and provided, further, that the maximum obligation of the Parent and Seller for such Losses shall be limited to an amount equal to the Purchase Price.

         Section 10.3 Indemnification Obligation of Buyer.

                  (a) Buyer will indemnify each of Parent and Seller and their respective Affiliates, stockholders, officers, managers, directors, employees, agents, representatives and successors and assigns (collectively, the "Seller Indemnitees") in respect of, and save and hold each Seller Indemnitee harmless against any Losses which such Seller Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of, without duplication:

                           (i) any facts or circumstances which constitute a
                  misrepresentation or breach by Buyer of any representation of warranty set forth in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, in each case determined without regard for any materiality qualifier contained in such representation and warranty;

                           (ii) any non-fulfillment or breach of any covenant or
                  agreement of the Buyer set forth in this Agreement;

                           (iii) any Assumed Liability;

                           (iv) any liability to the extent related to or
                  arising from Buyer's ownership of the Assets or operation of the Business after the Closing Date;

                           (v) any liability or obligation with respect to the
                  Real Property relating to or arising out of any Environmental, Health and Safety Requirement to the extent caused by the actions of any employee of Buyer and its Affiliates in connection with the operation of the Business after the Closing Date; or

                           (vi) any facts or circumstances which constitute a
                  misrepresentation or breach by Buyer of any representation of warranty set forth in the Transition Services Agreement or any non-fulfillment or breach of any covenant or agreement of Buyer set forth in the Transition Services Agreement.

                  (b) Notwithstanding the foregoing, Buyer shall not be required to indemnify the Seller Indemnitees in respect of any Losses any Seller Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of any of the occurrences referred to in Section 10.3(a)(i) above unless the aggregate of all such Losses exceeds $50,000; provided, that in such event, Buyer shall be responsible for the amount of all such Losses.

         Section 10.4 Indemnification Procedures.

                  (a) Any Person making a claim for indemnification pursuant to
         Section 10.2 or Section 10.3 above (each, an "Indemnified Party") must give the party from whom indemnification is sought (an "Indemnifying Party") written notice of such claim promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or involving the Indemnified Party by any Person or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided, that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 10.2 or Section 10.3 above, as applicable, except to the extent that such failure actually irreparably harms the Indemnifying Party.

                  (b) With respect to the defense of any Proceeding against or involving an Indemnified Party in which any Person in question seeks only the recovery of a sum of money (and not for injunctive or equitable relief) for which indemnification is provided in Section 10.2 or Section 10.3 above, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party; provided, that before the Indemnifying Party assumes control of such defense it must first:

                           (i) enter into an agreement with the Indemnified
                  Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Losses relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

                           (ii) furnish the Indemnified Party with evidence that
                  the Indemnifying Party, in the Indemnified Party's sole judgment, is and will be able to satisfy any such liability.

                  (c) Notwithstanding Section 10.4(b) above: (i) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense), and (ii) the Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if:

                           (i) the Indemnified Party reasonably believes that an
                  adverse determination of such Proceeding could be detrimental to or injure the Indemnified Party's reputation or future business prospects;

                           (ii) the Indemnified Party reasonably believes that
                  there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding; or

                           (iii) a court of competent jurisdiction rules that
                  the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

                  (d) The Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such claim or Proceeding or ceasing to defend such claim or Proceeding, provided that any such settlement shall provide for the full release of all claims against each Indemnified Party.

         Section 10.5 Limitation of Liability; Effect of Disclosure on the
                      Disclosure Schedule.

                  (a) No Indemnifying Party shall have any liability to an Indemnified Party under this Article X with respect to a claim for a misrepresentation or breach of any representation or warranty made by such Indemnifying Party in this Agreement to the extent that the Indemnifying Party establishes that the Indemnified Party had actual knowledge of the facts and circumstances which constitute such misrepresentation or breach on the date hereof. For purposes of this
         Article X, all Losses shall be computed net of any insurance payments (net of any deductibles payable by the Indemnified Party) actually received by the Indemnified Party.

                  (b) To the extent (i) an item is disclosed or set forth in one Section of the Disclosure Schedule or an attachment thereto and is referenced to a paragraph or section number of this Agreement and (ii) that same item also may be applicable to (or properly serve as an amendment to or disclosure regarding) another paragraph or section of this Agreement, then the inclusion of such item anywhere in the Disclosure Schedule or an attachment thereto shall be deemed to be an automatic cross-reference to, and inclusion in, the Disclosure Schedule or the attachments thereto as may be appropriate throughout this Agreement and any and all applicable sections and paragraphs hereof, whether or not a specific cross-reference is noted, but only to the extent the disclosure is reasonably sufficient for such other paragraph or section. Any and all attachments, statements or other documents attached to any Section of the Disclosure Schedule are incorporated by reference to the Section of the Disclosure Schedule which may be appropriate.

         Section 10.6 Payment. Upon the final determination of liability under
Article X by judicial proceeding in the form of a non-appealable final judgment of a court of competent jurisdiction or as otherwise agreed among the Parties, the appropriate Party shall pay to the other, as the case may be, within ten
(10) days after such determination, the amount of any claim for indemnification made hereunder. The Buyer Indemnitees shall have recourse against either Parent or Seller for the amount of any claim for indemnification under this Article X and Parent and Seller hereby acknowledge and agree that each shall be jointly and severally liable for the entire amount of any such claim. Parent and Seller acknowledge and agree that Buyer may set-off against any and all amounts payable by Buyer to Parent or Seller under this Agreement (including the Earnout Payments) any and all amounts that are or shall be payable by Parent or Seller to Buyer under this Agreement only after a final determination of liability pursuant to this Section 10.6. In the event that any amounts Buyer owes to Seller pursuant to Section 3.2 come due prior to the final determination of liability pursuant to this Section 10.6, Buyer shall deposit the amount owed to Seller with a mutually acceptable escrow agent, who shall hold such amount in an interest bearing escrow account until such final determination. Buyer acknowledges and agrees that Parent or Seller may set-off against any and all amounts payable by Parent or Seller, as the case may be, to Buyer under this Agreement any and all amounts that are or shall be payable by Buyer to Parent or Seller, as the case may be, under this Agreement only after a final determination of liability pursuant to this Section 10.6. In the case of a claim by Buyer based on a breach of a representation or warranty set forth in Section 5.2(m)(ii), upon payment of all amounts owing to Buyer in respect of such claim, Buyer will convey the items of Inventory in question to Seller without the payment of any further consideration by Seller.

         Section 10.7 Adjustment to Indemnities. The amount of indemnity payable under Section 10.2 or Section 10.3 shall be treated by Buyer, Parent and Seller as an adjustment to the Purchase Price.

         Section 10.8 Legal Fees. Each Party acknowledges that the agreement contained in this Article X is an integral part of the transactions contemplated by this Agreement and that, without such agreement, the other Parties would not have entered into this Agreement. Accordingly, if any Party fails to pay promptly any amounts due from such Party pursuant to this Article X and, in order to obtain such amounts, any other Party commences a suit against such non-paying Party to collect the amounts provided for herein, if such other Party succeeds in such action or proceeding, such non-paying Party shall be liable to pay to such other Party its reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Parent or Seller without the prior written consent of Buyer, or by Buyer without the prior written consent of Seller, except that Buyer may, without such consent, assign, directly or indirectly, all of its rights and obligations under this Agreement to any of its Affiliates, any Person which provides financing to the Buyer or any of its Subsidiaries or any subsequent purchaser (or its Affiliates) of the Buyer (whether by merger, consolidation, sale of stock, sale of assets or otherwise). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement shall be for the sole benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

         Section 11.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing. All such notices shall be delivered personally, by telecopier, by certified mail, return receipt requested, or by reputable overnight courier (costs prepaid), and shall be deemed given or made upon receipt thereof. All such notices are to be given or made to the parties at the following addresses (or to such other address as any party may designate by a notice given in accordance with the provisions of this Section):

         If to Buyer:

                  Haskel International, Inc.
                  100 East Graham Place
                  Burbank, CA  91502
                  Attention:    Rick L. Needham
                  Telecopy No.: (818) 556-2518

         With copies (which shall not constitute notice to Buyer) to:

                  Tinicum Incorporated
                  800 Third Avenue, 40th Floor
                  New York, NY  10022
                  Attention:    Robert J. Kelly
                  Telecopy No.: (212) 750-9264
                           and

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, NY  10022
                  Attention:    John L. Kuehn
                  Telecopy No.: (212) 446-4900

         If to the Parent or Seller:

                  Aqua Care Systems, Inc.
                  1820 N.W. 37th Street
                  Coral Springs, FL 33065
                  Attention:    George J. Overmeyer
                                Vice President-Finance
                  Telecopy No.: (954) 796-3401

         With copies (which shall not constitute notice to Seller) to:

                  Wallace, Bauman, Legon, Fodiman, Ponce & Shannon, P. A. 1200 Brickell Avenue, Suite 1720
                  Miami, Florida 33131
                  Attention:    Bryan W. Bauman, Esq.
                  Telecopy No.: (305) 444-9937

         Section 11.3 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law or conflicts of law principles thereof.

         Section 11.4 Entire Agreement; Amendments and Waivers. This Agreement, together with all Exhibits, the Disclosure Schedule and any other Schedules hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         Section 11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.6 Invalidity. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         Section 11.7 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         Section 11.8 Expenses. Except as otherwise provided herein, Parent, Seller and Buyer will each be liable for their respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby.

         Section 11.9 Specific Performance. Each of Parent, Seller and Buyer acknowledge and agree that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         Section 11.10 Waiver of Jury Trial. Each of the Parties waives to the fullest extent permitted by law any right it may have to trial by jury in respect of any claim, demand, action or cause of action based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. The parties to this Agreement each hereby agrees that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

         Section 11.11 No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

                                       BUYER:

                                       HASKEL INTERNATIONAL, INC.

                                       By: _____________________________________
                                           Name:
                                           Its:

                                       PARENT:

                                       AQUA CARE SYSTEMS, INC.

                                       By: _____________________________________
                                           Name:
                                           Its:

                                       SELLER:

                                       DURAMETER PUMP COMPANY, INC.

                                       By: _____________________________________
                                           Name:
                                           Its:

                                    GUARANTEE

In consideration of the benefits accruing as a result of this Agreement and the transactions contemplated hereby to HASKEL HOLDINGS INC., for good and valuable consideration, the sufficiency of which is hereby acknowledged, HASKEL HOLDINGS INC. hereby agrees to guarantee the obligations of Buyer under this Agreement.

HASKEL HOLDINGS INC.

By: __________________________________
    Name:
    Its:

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of December 27, 2000, by and between DURAMETER PUMP COMPANY, INC. (the "Seller") and HASKEL INTERNATIONAL, INC. (the "Buyer").

         WHEREAS, by an Asset Purchase Agreement, dated as of December 27, 2000 (the "Purchase Agreement"), by and among Aqua Care Systems, Inc. ("Parent"), Seller, Buyer and Haskel Holdings Inc., Seller has agreed to sell and assign the Assets to Buyer; and

         WHEREAS, as a part of the purchase price for the Assets, Buyer has agreed to assume the Assumed Liabilities.

         WHEREAS, the parties hereto desire to execute this Agreement to further evidence the assignment by Seller and assumption by Buyer.

         NOW, THEREFORE, in consideration of the above premises and of the mutual covenants and agreements herein contained, the parties, intending to be legally bound, hereby agree as follows:

         1. Definitions. Except as otherwise provided herein, all capitalized terms used herein (including the recitals hereto) but not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

         2. Assignment. Seller hereby sells, transfers, conveys, assigns and sets over to Buyer, its successors and assigns, all of the Assets, including, without limitation, all Personal Property Leases, Business Contracts, Business Licenses, commitments and undertakings which constitute a portion of the Assets (all of the foregoing Personal Property Leases, Business Contracts, Business Licenses, commitments and undertakings, being collectively hereinafter referred to as the "Assigned Agreements").

         3. Assumption of Assumed Liabilities. Buyer hereby assumes and undertakes to pay, perform and discharge the Assumed Liabilities.

         4. Assignability of Assigned Agreements. To the extent that any of the Assigned Agreements are not assignable without the consent of another party and such consent has not been obtained on or prior to the Closing Date, this Agreement shall not constitute an assignment or attempted assignment as would constitute a breach thereof. Any obligation of Seller under the Purchase Agreement to effect the transfer of any Assigned Agreement to Buyer shall not be terminated or abridged by this provision and shall be governed by Section 9.6 of the Purchase Agreement.

         5. Further Assurances. At any time and from time to time after the date hereof, at the request of Buyer, and without further consideration, Seller shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Buyer may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to Buyer the Assets.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            DURAMETER PUMP COMPANY, INC.

Attest:

                                            By:
________________________________               _________________________________
Secretary:                                     Name:
                                               Title:


                                            HASKEL INTERNATIONAL, INC.

Attest:

                                            By:
________________________________               _________________________________
Secretary:                                     Name:
                                               Title:

                                  BILL OF SALE

         THIS BILL OF SALE, dated as of December 27, 2000 (this "Bill of Sale"), by DURAMETER PUMP COMPANY, INC. (the "Seller") to HASKEL INTERNATIONAL, INC. (the "Buyer").

         WHEREAS, the Purchase Agreement, dated as of December 27, 2000 (the "Purchase Agreement"), by and among Aqua Care Systems, Inc., Seller, Buyer and Haskel Holdings Inc. provides for, among other things, the transfer and sale to Buyer of certain assets of the Seller, all as more fully described in the Purchase Agreement, for consideration in the amount and upon the terms provided in the Purchase Agreement.

         WHEREAS, by this instrument Seller is vesting in Buyer all of the properties, assets, and rights of Seller hereinafter described.

         NOW, THEREFORE, in consideration of the above premises and of other valuable consideration to Seller in hand paid by Buyer, at or before the execution and delivery hereof, the receipt and sufficiency of which by Seller is hereby acknowledged, Seller has conveyed, granted, bargained, sold, transferred, set over, assigned, aliened, remised, released, delivered and confirmed, and by this Bill of Sale does convey, grant, bargain, sell, transfer set over, assign, alien, remise, release, deliver and confirm unto Buyer, its Successors and assigns forever, all of Seller's right, title and interest in the Assets (as defined in Section 2.1 of the Purchase Agreement) of every nature and description, whether tangible or intangible, whether real, personal, or mixed, whether accrued, contingent or otherwise, wherever located.

         TO HAVE AND TO HOLD all of the Assets unto Buyer, its successors and assigns, Seller's true and lawful attorney and attorneys, with full power of substitution, in Seller's name and stead, but on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive any and all of the Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Seller's name, or otherwise, for the benefit of Buyer, its successors and assigns, may deem proper for the collection or reduction to possession of any of the Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relation to the Assets which Buyer, its successors and assigns shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller or by its dissolution or in any manner or for any reason whatsoever.

         Seller hereby covenants that, from time to time after the delivery of this instrument, at Buyer's request and without further consideration, Seller will do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in Buyer, and to put Buyer in possession of, any of the Assets.

         Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Buyer and its successors and assigns any remedy or claim under or by reason of this instrument or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Buyer and its successors and assigns.

         This instrument is executed by, and shall be binding upon, Seller, its successors and assigns, for the uses and purposes above set forth and referred to, effective immediately upon its delivery to Buyer. This instrument shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed on its behalf by its duly authorized officer as of the date first above written.


                                            DURAMETER PUMP COMPANY, INC.

                                            By:
                                                ________________________________
                                                Name:
                                                Title:

ATTEST:

___________________________________
Name:


Receipt of the foregoing instrument
acknowledged:

HASKEL INTERNATIONAL, INC.

By:
    ________________________________
    Name:
    Title:

                          TRANSITION SERVICES AGREEMENT

         THIS TRANSITION SERVICES AGREEMENT, dated as of December 27, 2000 (this "Agreement"), by and among AQUA CARE SYSTEMS, INC. ("Parent"), DURAMETER PUMP COMPANY, INC. ("Seller") and HASKEL INTERNATIONAL, INC. ("Buyer").

         WHEREAS, Buyer has purchased certain assets of Seller pursuant to the terms of an Asset Purchase Agreement, dated as of December 27, 2000 (the "Purchase Agreement"), by and among Parent, Seller, Buyer and Haskel Holdings Inc.

         WHEREAS, for a period of time following the date hereof, Buyer requires that Parent and Seller (i) make available, and provide access to, each of the Facilities (as defined below) utilized by Parent and Seller to operate the Business prior to the Closing Date and (ii) provide the Services (as defined below) to Buyer, in order to facilitate the orderly relocation of the Assets to Buyer's facilities and their integration into Buyer's operations and to permit Buyer to conduct and assure operation of the Business without interruption during such relocation and integration process.

         WHEREAS, this Agreement is being executed by Parent, Seller and Buyer in accordance with the terms of the Purchase Agreement and is a condition to Buyer's consummation of the transactions contemplated by the Purchase Agreement.

         NOW, THEREFORE, in consideration of the above premises and of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

         Section 1. Definitions. Except as otherwise provided herein, all capitalized terms used herein (including the recitals hereto) but not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

         Section 2. Agreement. In order to facilitate the uninterrupted operation of the Business and the orderly relocation of the Assets to Buyer's facilities and their integration into Buyer's operations, during the term of this Agreement:

         (a) Parent and Seller shall make available to Buyer and its employees, agents, advisors and representatives (the "Buyer Representatives"), and provide them access to and unconstrained use of, the facilities set forth on Schedule 2(a) attached hereto (the "Facilities"). Parent and Seller hereby acknowledge and agree that from time to time during the term of this Agreement, all, or a portion, of the Assets and other property of Buyer used or held for use in the conduct of its business (e.g., raw materials and other inventory) may be located at one or more of the Facilities, as Buyer may elect.

         (b) Parent and Seller shall provide to Buyer the services (the "Services") described on Schedule 2(b)(i) attached hereto and made a part hereof. Schedule 2(b)(ii) attached hereto and made a part hereof lists the name, title and current monthly salary or hourly wage, as applicable, of each Person who will provide Services under this Agreement, which schedule shall be amended from time to time, at the request of Buyer, to remove any Person who Buyer determines is unnecessary for the provision of the Services under this Agreement.

         (c) Buyer hereby acknowledges that Parent and Seller's ability to provide the Services to be provided hereunder may be affected by the voluntary resignation of the Persons listed on Schedule 2(b)(ii), attached hereto, and that Parent's and Seller's inability to provide such Services as a result of such resignation(s) shall not constitute a breach of Parent and Seller's obligations hereunder.

         (d) Buyer shall advise Parent and Seller of Buyer's operational plans and procedures (the "Operational Plans") with respect to the Services required hereunder to enable Buyer to conduct and operate the Business after the Closing Date, including daily production scheduling and planning, procurement and sales and marketing efforts. Parent and Seller shall provide a contact Person(s) who shall be responsible for communicating with Buyer regarding any issues relating to the Operational Plans and the Services to be provided by Parent and Seller hereunder.

         Section 3. Term. The term of this Agreement shall commence on the date hereof and continue in effect for a period of six months, unless earlier terminated in accordance with Section 10 hereof.

         Section 4. Expenses.

         (a) With respect to each month (or pro rata portion thereof) during the term of this Agreement, Buyer shall pay to Seller an amount equal to the sum of (i) the real estate Tax and utility (phone, gas and electric) expenses actually incurred at each of the Facilities as well as costs incurred by Seller as a result of any damage to the Facilities to the extent caused by Buyer and Buyer's Representatives (collectively, the "Facility Expenses") during such month (or pro rata portion thereof) and
     (ii) the product of (x) the salary or hourly wage expenses actually incurred by Parent or Seller for the Persons listed on Schedule 2(b)(ii), as amended, during such month (or pro rata portion thereof) and (y) 1.216 (collectively, the "Personnel Expenses"); provided, however, if any Person listed on Schedule 2(b)(ii), as amended, also provides services to Seller or any of its Affiliates during any such period, Buyer shall only be responsible for its pro rata share of such Personnel Expenses. With respect to the Facility Expenses, within 10 days of the end of each month, Seller shall submit an invoice to Buyer setting forth in reasonable detail the Facility Expenses incurred by Parent or Seller during such month along with all available relevant supporting documentation and such additional other information as Buyer may reasonably request. With respect to the Personnel Expenses, within 10 days of the end of each payroll period, Seller shall submit an invoice to Buyer setting forth in reasonable detail the expenses incurred by Parent or Seller during such payroll period in respect of the Personnel Expenses along with all available relevant supporting documentation and such additional other information as Buyer may reasonably request. Buyer shall pay each invoice within 15 days of the receipt of such invoice (and such supporting documentation and other information, if any, reasonably requested by Buyer).

         (b) In order to provide certain employees of Seller with an incentive to remain in the employ of Seller during the term of this Agreement, Seller shall implement a stay-bonus program (the "Stay-Bonus Program") for each Person listed on Schedule 4(b) attached hereto. The Stay-Bonus Program will provide for the payment to each participant in such program in an amount equal to the product of (i) such participants weekly salary or average weekly wages, as the case may be, and (ii) 2; provided, however, such payment shall be conditioned upon the participant being employed by Seller as of the date mutually agreed upon by Seller and Buyer. Buyer shall reimburse Seller for fifty percent (50%) of the amount paid by Seller in connection with the Stay-Bonus Program in accordance with the invoicing procedures for Personnel Expenses described above.

         Section 5. Covenants. During the term of this Agreement, Parent and Seller shall:

         (a) Take such actions as are necessary to enable Parent and Seller to fully comply with the agreements set forth in Section 2 hereof.

         (b) Provide Buyer and the Buyer Representatives access to the Facilities and shall use best efforts to assist Buyer in the removal and relocation of the Assets and the other property of Buyer from the Facilities which assistance shall be provided without cost to Parent and Seller (other than the Facility Expenses and Personnel Expenses for which Seller is reimbursed hereunder).

         (c) Manage Seller's workforce in order to facilitate the orderly relocation of the Assets to Buyer's facilities and to enable Buyer to conduct and operate the Business without interruption in accordance with the Operational Plans.

         (d) Maintain the Facilities in order to facilitate the orderly relocation of the Assets to Buyer's facilities and to enable Buyer to conduct and operate the Business without interruption in accordance with the Operational Plans.

         (e) Use their best efforts to (i) keep available the services of the Persons listed on Schedule 2(b)(ii) attached hereto and (ii) not interfere with the relationship between Buyer and each supplier and customer of Seller as of the Closing Date.

         (f) Not reassign or substitute any Person listed on Schedule 2(b)(ii) attached hereto to any other position with Seller or its Affiliates prior to the earlier (i) the date mutually agreed upon by Seller and Buyer and
     (ii) the termination of this Agreement.

         (g) Not increase the salary or hourly wages of any Person listed on
     Schedule 2(b)(ii) attached hereto, except as (i) required in accordance with any collective bargaining or employment agreement covering such Persons or (ii) mutually agreed upon by Parent, Seller and Buyer.

         (h) Provide prompt notice of any actual or threatened labor dispute or shortage which would delay or threaten to delay Parent's or Seller's provision of any of the Services pursuant to this Agreement.

         Section 6. Title to Assets and Risk of Loss; Security Interest; Product Liability.

         (a) Title to Assets and Risk of Loss. Title to the Assets and the other property of Buyer located at any of the Facilities will remain in Buyer at all times. All risk of loss, damage to, or destruction of the Assets and the other property of Buyer located at any of the Facilities shall remain in Buyer during the term of this Agreement, except for any damage or destruction resulting from the gross negligence or willful misconduct of Parent, Seller or any of their respective employees, agents, advisors and representatives (the "Parent and Seller Representatives").

         (b) Security Interest. The Assets and the other property of Buyer located at any of the Facilities pursuant to this Agreement are subject to a Security Interest. Parent and Seller shall not take any action which would compromise the Security Interest in such Assets and other property of Buyer. Parent and Seller further agree to execute financing statements and such other documents as Buyer may reasonably deem necessary to protect such Security Interest. Parent and Seller also agree not take any action that would impose, or allow to be imposed, any Liens (including Liens for Taxes that have been or were created by or during the period of Parent and Seller's ownership of the Assets) on the Assets or the other property of Buyer located at any of the Facilities.

         (c) Product Liability. Buyer hereby acknowledges that pursuant to the Purchase Agreement, Buyer has assumed all liabilities and obligations with respect to any products of the Business sold after the Closing Date (including product warranty liabilities).

         Section 7. Independent Contractor Relationship; Employees.

         (a) Parent and Seller, on the one hand, and Buyer, on the other hand, intend that an independent contractor relationship be created by this Agreement. The relationship of Parent and Seller to Buyer shall be that of vendor and vendee of services, and nothing in this Agreement shall be construed (a) as creating any other relationship or (b) to limit in any way the relationship and obligations set forth in the Purchase Agreement.

         (b) (i) Parent and Seller hereby acknowledge and agree that, except as specifically set forth herein or as otherwise agreed to among Parent, Seller, Buyer and their respective employees, neither Parent, Seller nor any of their respective employees, agents, advisors or representatives (the "Parent and Seller Representatives") (A) is authorized to act on behalf of Buyer and (B) shall at any time attempt to act or act on behalf of Buyer to bind Buyer in any manner to any obligations. Neither Parent, Seller nor any Parent and Seller Representative shall engage in any acts which may lead any Person to believe that any of them is an employee, agent, advisor or representative of Buyer.

         (ii) The employees of Parent and Seller rendering the Services pursuant to this Agreement shall not be deemed employees of Buyer and shall not be entitled to participate in or receive benefits under, any "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other employee benefit plan, program or arrangement provided by Buyer for its employees.

         (iii) Parent and Seller agree that, with respect to any Person providing Services to Buyer, Parent and Seller shall have sole responsibility for the maintenance of payroll records in accordance with applicable law and regulation, the withholding and payment of Taxes, the payment and administration of unemployment compensation insurance and claims, salaries, wages, severance, pension, welfare and other employee benefit plans, programs or arrangements, and compliance with employment and labor laws.

         (c) Buyer hereby acknowledges and agrees that neither Buyer nor any of Buyer Representatives (i) is authorized to act on behalf of Parent or Seller and (ii) shall at any time attempt to act or act on behalf of Parent or Seller to bind Parent or Seller in any manner whatsoever to any obligations. Neither Buyer nor any Buyer Representative shall engage in any acts which may lead any Person to believe that any of them is an employee, agent, advisor or representative of Parent or Seller.

         (d) Each party hereto agrees to give prompt written notice to the other parties hereto upon learning of any confusion by third parties as to the relationship between Parent and Seller, on the one hand, and Buyer, on the other hand, created by this Agreement.

         (e) Buyer hereby acknowledges and agrees that:

         (i) Subject to prior consultation with Buyer regarding the establishment of production requirements, plans and priorities, Parent and Seller shall have sole authority to determine:

             (A) the means and details of all work performed by all full-time and/or part time employees of Parent and Seller, and

             (B) all wages, hours, awards, disciplinary or corrective action and any other terms and conditions of employment of all full-time and/or part-time employees of Parent and Seller.

         (ii) If Buyer has any concern with respect to the performance or conduct of any employee of Parent and Seller, Buyer shall notify Parent and Seller of such concern, and Parent and Seller shall have sole authority to determine the appropriate action (if any) to be taken.

         (iii) Notwithstanding anything to the contrary contained or implied in this Agreement, Buyer shall not as a consequence of its being a party to this Agreement be required to be a party to any employment matters (including, but not limited to, any collective bargaining agreement to which Parent or Seller is party), and Parent or Seller shall have sole authority to bargain or otherwise deal with any labor organization which is now, or may hereafter become, the lawful collective bargaining representative of employees of Parent or Seller.

         Section 8. Mutual Cooperation. The parties hereto agree that each shall take, or cause to be taken, all actions, and do, or cause to be done, all things reasonable necessary, proper or advisable to accomplish the transactions contemplated by this Agreement. Parent further agrees to take all actions necessary to cause Seller to perform its obligations under this Agreement.

         Section 9. Termination.

         (a) This Agreement may be terminated only in accordance with the following provisions:

         (i) by mutual written consent of Parent, Seller and Buyer;

         (ii) by Buyer upon 10 days prior written notice;

         (iii) by Parent or Seller upon written notice to Buyer following Buyer's failure to pay to Seller any amounts due to Seller hereunder and the failure by Buyer to make such payments within 10 days of the receipt of such notice;

         (iv) by Parent or Seller upon written notice to Buyer following Buyer's breach of any covenant of Buyer in the Purchase Agreement and the failure by Buyer to cure such breach within 30 days of the receipt of such notice; or

         (v) by either party immediately upon written notice to the other party upon the occurrence of any of the following events: (A) the other party enters into proceedings in bankruptcy or insolvency; (B) the other party shall make an assignment for the benefit of creditors; (C) a petition shall be filed against the other party under any bankruptcy law, corporate reorganization laws or any other laws for which relief of debtors (or similar laws in purpose or effect) which petition has not been dismissed or discharged within 30 days after the filing thereof; or (D) the other party enters into liquidation or dissolution proceedings.

         (b) Notwithstanding anything else contained in this Agreement, neither the termination or expiration of this shall act as a waiver of any breach of any representation, warranty or covenant of any party hereto through the date of termination or expiration.

         Section 10. Miscellaneous.

         (a) Survival. The obligations set forth with respect to Section 10 herein shall survive the expiration or termination of this Agreement.

         (b) Entire Agreement; Amendments and Waivers. This Agreement, together with all schedules hereto, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         (c) Incorporation by Reference. Sections 1.2, 9.4, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 11.1, 11.2, 11.3, 11.5, 11.6, 11.7, 11.8, 11.9,
     11.10 and 11.11 of the Purchase Agreement shall apply to this Agreement as if fully set forth herein, mutatis mutandis; provided, however, the limitation of liability set forth in each of Sections 10.2(b) and 10.3(b) of the Purchase Agreement shall not apply to any indemnification claim made hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                            BUYER:

                                            HASKEL INTERNATIONAL INC.

                                            By
                                               _________________________________
                                               Name:
                                               Title:


                                            PARENT:

                                            AQUA CARE SYSTEMS, INC.

                                            By
                                               _________________________________
                                               Name:
                                               Title:

                                            SELLER:

                                            DURAMETER PUMP COMPANY, INC.

                                            By
                                               _________________________________
                                               Name:
                                               Title: